Exhibit 99.1

Enveric Biosciences Announces Publication of Four Patent Applications for Psychedelic-Inspired Drug Candidates

Patent Applications Aim to Expand Opportunities for Novel Therapeutics to Address a Broad Range of Psychiatric and Neurological Disorders

NAPLES, Fla., March 15, 2022 - Enveric Biosciences Inc. (NASDAQ: ENVB) (“Enveric” or the “Company”), a neuroscience-focused biotechnology company developing next-generation, psychedelic-inspired mental health medicines, today announced that the Company’s first four Patent Cooperation Treaty (PCT) applications for the tryptamine family of novel molecules have been published by the World Intellectual Property Organization (WIPO). Additional PCT patent applications are expected to publish over the coming months.

“Tryptamine represents the core structural motif for numerous intriguing therapeutically active agents such as the classic psychedelic molecules N, N-dimethyltryptamine (DMT), psilocybin, psilocin, and 5-MeO-DMT. Many of these molecules are being investigated worldwide as potential treatments for a broad range of psychiatric and neurologic disorders, including mood and anxiety disorders, post-traumatic stress disorder, cancer-related distress and more,1,2” said Bob Dagher, MD, Enveric’s Chief Medical Officer. “These patent applications aim to protect Enveric’s assets of new drug candidates and place our discovery engine at the forefront of bringing forward innovative psychiatric and neurologic therapeutics of the future.”

Tryptamine is a classic psychedelic molecule that binds to and activates serotonin and other receptors in the brain.1,2 The tryptamine class includes psilocybin, psilocin, and dimethyltryptamine (DMT), which are naturally occurring psychedelics that are currently under intense study for therapeutic applications.1 Based on recent and emerging data, the Company believes this class of molecules may have the potential to produce rapid, profound, and long-lasting benefits for a broad range of indications.

The published PCT patent applications protecting Enveric’s novel tryptamine-derived molecules, as well as the respective Written Opinion of the International Searching Authority for each application, are available for review on the WIPO website.

References:

1.	Szabo A. Psychedelics and immunomodulation: novel approaches and therapeutic opportunities. Frontiers Immunol. 2015;6:358. doi: 10.3389/fimmu.2015.00358
2.	Castelhano J, Lima G, Teixeira M, Soares C, Pais M, Castelo-Branco M. The effects of tryptamine psychedelics in the brain: a meta-analysis of functional and review of molecular imaging studies. Frontiers Pharmacol. 2021;12:739053. doi: 10.3389/fphar.2021.739053

About Enveric Biosciences

Enveric Biosciences (NASDAQ: ENVB) is a cutting-edge neuroscience company developing next-generation psychedelic-inspired mental health medicines. Enveric’s robust pipeline supports drug development from the clinic to commercialization for millions of patients in need around the world suffering from conditions that include cancer-related distress, PTSD, and more. For more information, please visit www.enveric.com.

Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information within the meaning of applicable securities laws. These statements relate to future events or future performance. All statements other than statements of historical fact may be forward-looking statements or information. Generally, forward-looking statements and information may be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “proposed”, “is expected”, “budgets”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases, or by the use of words or phrases which state that certain actions, events or results may, could, would, or might occur or be achieved. Forward-looking statements consist of statements that are not purely historical, including any statements regarding beliefs, plans, expectations, or intentions regarding the future. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, the ability to achieve the value creation contemplated by technical developments; the impact of the novel coronavirus (COVID-19) on Enveric’s ongoing and planned clinical trials; the geographic, social and economic impact of COVID-19 on Enveric’s ability to conduct its business and raise capital in the future when needed; delays in planned clinical trials; the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of therapeutic candidates; the ability to obtain appropriate or necessary governmental approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; Enveric’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to Enveric’s products, including patent protection. A discussion of these and other factors, including risks and uncertainties with respect to Enveric, is set forth in Enveric’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Enveric disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contacts

Valter Pinto / Allison Soss

KCSA Strategic Communications

212.896.1254 / 212.896.1267

valter@kcsa.com / asoss@kcsa.com

Media Contacts

Natalie Dolphin

Enveric Biosciences Inc.

416.706.6364

ndolphin@enveric.com